Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Snap Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 25, 2024	/s/ Evan Spiegel
Evan Spiegel
Chief Executive Officer (Principal Executive Officer)

Date: April 25, 2024	/s/ Derek Andersen
Derek Andersen
Chief Financial Officer (Principal Financial Officer)